UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2019

NINE ENERGY SERVICE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38347	80-0759121
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Kirby Drive, Suite 200

Houston, Texas 77019

(Address of Principal Executive Offices)

(281) 730-5100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NINE	New York Stock Exchange

Item 5.07	Submission of Matters to a Vote of Security Holders.

Nine Energy Service, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 7, 2019 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders were requested to: (1) elect three nominees named in the proxy statement as Class I Directors to serve on the Company’s Board of Directors until the Company’s 2022 Annual Meeting of Stockholders or until their respective successors are elected and qualified, and (2) ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. The following are the final voting results on proposals considered and voted upon at the meeting, each of which is more fully described in the Proxy Statement for the Annual Meeting:

1.	Each of the three nominees for Class I Directors that was up for election was elected for a term of three years. Votes regarding the election of these directors were as follows:

NOMINEE	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
David C. Baldwin	22,380,520	2,908,130	1,718,267
Curtis F. Harrell	21,983,721	3,304,929	1,718,267
Darryl K. Willis	25,209,335	79,315	1,718,267

2.	PricewaterhouseCoopers LLP was ratified as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED
26,872,390	134,527	0

.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 8, 2019

NINE ENERGY SERVICE, INC.

By:	/s/ Theodore R. Moore
Theodore R. Moore
Senior Vice President and General Counsel